Centrue Financial Receives Preliminary Approval for $32.7 Million Through U.S. Treasury's TARP Program

ST. LOUIS, MO -- 12/16/2008 -- Centrue Financial Corporation (NASDAQ: TRUE), parent company of Centrue Bank, announced today that it has received preliminary approval for an investment in the Company of up to $32.7 million in new capital from the U.S. Treasury Department under the TARP Capital Purchase Program.

As part of the Emergency Economic Stabilization Act, the Treasury Department's TARP Capital Purchase Program is a voluntary program designed to provide capital to sound financial institutions and improve the flow of funds from banks to their customers. The preferred stock to be issued by Centrue under the TARP Capital Purchase Program will carry a 5% dividend for each of the first five years of the investment, and 9% thereafter, unless the shares are redeemed by Centrue. In conjunction with the preferred stock, Centrue will also issue to the Treasury 10-year warrants to purchase common stock with an aggregate market value of 15% of the preferred stock investment.

Commenting on the approval, President & Chief Executive Officer Thomas A. Daiber stated, "We were pleased to learn of our preliminary approval and expect to participate in the U.S. Treasury program. A primary objective of the voluntary program is to encourage lending in order to help our economy in this difficult financial climate and Centrue will remain active in meeting the credit needs of our communities as we have for over 134 years. The TARP investment will further strengthen Centrue's balance sheet and bolster capital ratios, which already exceed the industry's 'well-capitalized' standards."

The transaction is subject to standard closing conditions and the execution of definitive agreements and is expected to close within 30 days.

About the Company

Centrue Financial Corporation is a regional financial services company headquartered in St. Louis, Missouri and devotes special attention to personal service. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central Illinois down to the metropolitan St. Louis area.

Further information about the Company is available at its website at: http://www.centrue.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Contact:

Thomas A. Daiber
President and Chief Executive Officer
Centrue Financial Corporation
tom.daiber@centrue.com

Kurt R. Stevenson
Senior Executive Vice President and
Chief Financial Officer
Centrue Financial Corporation
kurt.stevenson@centrue.com